EXHIBIT 99.1

Richard J. King July 12, 2001

Senior Vice President, Corporate Communications

AMC Entertainment Inc.

(816) 221-4000

AMC Entertainment Inc. Fiscal First Quarter Earnings Conference Call and Webcast At 8:00 A.M. CST On

July 18

KANSAS CITY, Mo.-AMC Entertainment Inc. (AMEX: AEN) announced today that chairman and chief executive officer Peter Brown will host a conference call and slide presentation to discuss fiscal 2002 first quarter results and certain forward-looking information at 8:00 a.m. CST on Wednesday, July 18, 2001. Internet access to the call and to supporting slides will be available through AMC's website www.amctheatres.com. Media and individuals will be in a listen-only mode, and participants are requested to log in a few minutes early.

A replay of the conference call will be available on the website through Monday, July 23, 2001.

AMC is scheduled to release earnings at the end of the day on Tuesday, July 17, 2001.

AMC Entertainment Inc. is a leader in the theatrical exhibition industry. Through its circuit of AMC Theatres, the Company operates 179 theatres with 2,802 screens in the United States, Canada, France, Hong Kong, Japan, Portugal, Spain and Sweden. Its Common Stock trades on the American Stock Exchange under the symbol AEN. The Company, headquartered in Kansas City, Mo., has a website at www.amctheatres.com.